UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual Shareholder Meeting (the “Meeting”) on June 17, 2020 in Lindon, Utah. Of the 47,865,661 total shares of common stock of the Company that were issued and outstanding on April 20, 2020, the record date for the Meeting, 42,438,972 shares, constituting approximately 89% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected five directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Nominee	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Brenton W. Hatch	33,036,871	0	1,983,582	7,463,519
Ryan Oviatt	30,090,810	0	4,884,643	7,463,519
Daren J. Shaw	33,219,091	0	1,756,362	7,463,519
Ronald R. Spoehel	33,219,021	0	1,756,432	7,463,519
Arlen B. Crouch	30,222,920	0	4,752,533	7,463,519

2. The shareholders voted to approve executive compensation on an advisory (non-binding) basis.

Approve Executive Compensation	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	41,762,582	540,991	1,448,559	7,463,519

3. The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2020 fiscal year. The votes regarding this proposal were as followed:

Auditor	FOR	AGAINST	ABSTAIN
Sadler, Gibb & Associates	41,762,582	540,991	135,399

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 17, 2020	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer